UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2022
Date of Report (Date of earliest event reported)

Flotek Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8846 N. Sam Houston Parkway W.,
Houston, TX 77064
(Address of principal executive office and zip code)

(713) 849-9911
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Exchange on which registered
Common Stock, $0.0001 par value	FTK	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 19, 2022, Flotek Industries, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with J. Bond Clement pursuant to which Mr. Clement will serve as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer. Prior to joining the Company, Mr. Clement, age 51, was the Chief Financial Officer of Donovan Marine, Inc., a privately-held distributor of recreational marine products, from September 2021 to December 2022. Prior to his time at Donovan, from October 2004 until September 2021 Mr. Clement served in various roles of increasing seniority at PetroQuest Energy, Inc., a publicly-traded E&P company until February 2019, including as its Executive Vice President, Chief Financial Officer from October 2009 through September 2021. Before his time at PetroQuest, Mr. Clement was an auditor at Arthur Andersen LLP and served in various accounting and financial roles at publicly-traded energy companies. Mr. Clement has a Bachelor of Science-Accounting degree, cum laude, from Louisiana State University and is a Certified Public Accountant (inactive).

Pursuant to the Employment Agreement, Mr. Clement will receive an annual base salary of $400,000. Mr. Clement will also be eligible to earn an annual bonus with a target amount equal to his annual base salary multiplied by 100%, based on achievement of performance goals established by the Board. In addition, Mr. Clement will receive (1) a one-time inducement payment of $50,000 and a one-time inducement grant of 100,000 shares of restricted stock of the Company that will vest over two years, (2) 247,934 restricted stock awards that will vest over three years, and (3) performance-based options representing 371,901 shares of the Company's common stock that vest 50% based on share price performance, and 50% based on performance metrics determined by the Board. The exercise price of the options will be the closing price of the Company's stock on the date of grant. Mr. Clement will be eligible to participate in the Company's long-term incentive plans after January 1, 2023. In the event that Mr. Clement's employment is terminated by the Company without cause, or by Mr. Clement for good reason, Mr. Clement will receive severance equal to twelve months base salary, paid out in installments, and an amount equal to the target annual bonus, with the amount determined on actual performance over the performance period and paid at the Company's normally scheduled time. Mr. Clement will also receive reimbursement for COBRA premiums for up to twelve months. This summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company wishes to extend its appreciation to Seham S. Carson, who has served as the Company’s Interim Chief Financial Officer during the past several months and has been instrumental in the management of the Company during that time. Ms. Carson is expected to remain with the Company in a senior financial role.

Item 7.01    Regulation FD Disclosure

On December 19, 2022, the Company issued a press release announcing the hiring of Mr. Clement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
10.1	Employment Agreement dated December 19, 2022 between Flotek Industries, Inc. and Bond Clement
99.1	Press Release of Flotek Industries, Inc.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: December 19, 2022	/s/ Nicholas J. Bigney
	Name:	Nicholas J. Bigney
	Title:	Senior Vice President, General Counsel & Chief Compliance Officer